UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 17, 2016

Commercial Vehicle Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34365	41-1990662
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7800 Walton Parkway, New Albany, Ohio	43054
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 614-289-5360
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
At the Annual Meeting of Stockholders of Commercial Vehicle Group, Inc. (the “Company”), held on May 17, 2016 in New Albany, Ohio (the “Annual Meeting”), the stockholders of the Company (i)  approved a proposal electing the persons listed below to serve as directors of the Company until the 2017 Annual Meeting of Stockholders; (ii) approved, by a non-binding advisory vote, a proposal on the compensation of the Company’s executive officers; and (iii) ratified a proposal appointing KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 14, 2016 (the “Proxy Statement”).
The number of shares of common stock entitled to vote at the Annual Meeting was 30,626,402 shares, representing the number of the Company’s shares outstanding as of March 28, 2016, the record date for the Annual Meeting. The following sets forth information regarding the results of the voting on each matter at the Annual Meeting:

 a.    The following directors were elected for terms expiring at the Company’s Annual Meeting in 2017:

Name	Votes For	Votes Withheld	Broker Non-Votes
Scott C. Arves	22,777,220	424,605	4,719,851
Harold C. Bevis	22,660,039	541,786	4,719,851
Roger L. Fix	22,553,090	648,735	4,719,851
Robert C. Griffin	22,555,811	646,014	4,719,851
Patrick E. Miller	22,700,343	501,482	4,719,851
Richard A. Snell	22,551,089	650,736	4,719,851

 b.    The non-binding advisory proposal to approve the compensation of the named executive officers as disclosed in the Proxy Statement was approved:

Votes For	Votes Against	Abstain	Broker Non-Votes
22,965,811	201,426	34,588	4,719,851

 c.    The appointment of KPMG LLP as the Company’s independent public accounting firm for the fiscal year ending December 31, 2016 was ratified:

Votes For	Votes Against	Abstain	Broker Non-Votes
27,840,585	66,200	14,891	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL VEHICLE GROUP, INC.

May 17, 2016	By:	/s/ C. Timothy Trenary
	Name:	C. Timothy Trenary
	Title:	Chief Financial Officer